Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-152314 of Great Plains Energy Incorporated on Form S-8 of our report dated June 29, 2009, appearing in this Annual Report on Form 11-K of the KCP&L Greater Missouri Operations Company Retirement Investment Plan (formerly known as Aquila, Inc. Retirement Investment Plan) for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Kansas City, MO
June 29, 2009